Exhibit 10 - Employment Agreement
             for Fred DeVries

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (the "Agreement"), dated as of June 26, 2003, by and between Satellite Enterprises Corp ("Company"), and Fred DeVries ("Executive").

                                   Witnesseth:

     WHEREAS, Company desires to employ Executive as the President and Chief Executive Officer of Company, and Executive desires to be so employed by Company, on the terms and conditions herein provided.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1. Employment.

     (a) General. During the Term of this Agreement, as defined in Section 2 hereof, Company shall employ Executive, and Executive shall render services to Company as President and Chief Executive Officer of the Company upon the terms and conditions herein contained. Executive shall have such duties as are consistent with the positions of President and Chief Executive Officer. Executive also shall serve as a member of the Board of Directors of the Company (the "Board" of the Company) during the Term. Executive shall devote his best efforts to the performance of his duties under this Agreement and shall perform them faithfully, diligently and competently. The Executive represents and warrants that neither the execution by him of this Agreement nor the performance by him of his duties and obligations hereunder will violate any agreement to which he is a party or by which he is bound.

     (b) Exclusive Services. During the Term, the Executive shall devote his full-time working hours to his duties hereunder. The Executive shall not render services to any other person or organization for which he receives compensation without the consent of the Board of Directors of Company or otherwise engage in activities which would interfere significantly with his faithful performance of his duties hereunder.

2. Term of Employment.

     (a) Initial Term. Unless earlier terminated as provided in this Agreement, the term of Executive's employment under this Agreement shall commence on July 1, 2003 (the "Effective Date") and continue until three (3) years from the date hereof.

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     (b)  Extension  Period.  This Agreement will be extended  annually from the first anniversary date of the effective date of the initial Term to create a continuous, three year employment contract [the Extension Period will be begin in year four and thereafter, unless the Executive receives written notice from the Board to the Executive no later than
          each  subsequent   anniversary  date,   commencing  in  year  two  and
          thereafter, of the Board's decision not to extend the contract beyond the then current three year period.

3. Compensation.

     (a) Base Salary. In recognition of the competitive dynamics of the USA marketplace for seasoned and skilled executive talent that the Company must acquire to develop and execute its business plan, the Company shall pay to Executive throughout the Term an annual salary (the "Base Salary"), payable in accordance with the Company's customary policies, or no less than once a month. The Base Salary shall be at the rate of:

          (i)  $225,000 per year for the first year;

          (ii) $260,000 per year for the second year;

          (iii)$300,000 per year for the third year;

          (iv) Commencing with the Extension Period [which is the beginning of year four], and annually on each anniversary thereafter, the Base Salary shall be increased by a formula that recognizes and rewards performance and is competitive in the U.S marketplace for an executive with similar revenue scope and complexities. This formula will be developed, documented and mutually consented to by the Board and the Executive no later than the end of the first quarter of the third year of this Agreement.

     (b) Executive Incentive Plan. In addition to the Base Salary, and as an incentive for the Executive to stretch for early achievement of the approved business strategy, the Company shall pay to Executive an award ("Executive Award"), with such award having a minimum payout of 20% and a potential maximum payout of 100% of his then annual base salary of record, payable annually during each year of the term. The Executive Award will be based on a formula, which is to be developed and approved by the Board and the Executive. The Board will use this formula to evaluate the accomplishment of pre-stated financial and non-financial results and/or milestone achievements by the Executive during the first three years of the Term. Details of the Executive Incentive Plan and a Plan document are to be completed no later than ninety [90] days after the effective commencement date of this Agreement.

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     (c)  Company Shares.

          (i) Initial Shares. The Company hereby grants the Executive 1,000,000 restricted shares to vest immediately. The shares are to be placed in escrow with the Company's attorney, SEC Attorneys, LLC, of 110 Washington Avenue, North Haven, CT 06473, a licensed law firm in the State of Connecticut as trustee, for a period of one year until July 1, 2004, whereupon the shares will be turned over to the Executive. Should the Executive leave the Company or is terminated for just cause prior to July 1, 2004 then the Company's attorney is instructed to return the shares to the Company for cancellation. Any U.S. or foreign taxes due upon the receipt of the restricted shares will be fully absorbed by the Company at the time that the taxes become due and the Executive will have the Company reimbursement "grossed up" to ensure the Executive receives the full shares granted net of any tax obligation.

          (ii) Stock Options. The Company hereby grants the Executive the option for ten years from the date of vesting as long as Executive is an Employee of the Company on the date of vesting and on the date of exercise plus an additional three months thereafter to purchase at $0.08 per share an additional 1,500,000 restricted shares to vest in accordance with the schedule below.

               (a) 500,000 shares on June 30th, 2004.

               (b) 500,000 shares on June 30th, 2005.

               (c) 500,000 shares on June 30th, 2006.

     (d) Incentive Stock Option Compensation. The Company hereby agrees to File a Form S-8 to register an Employee Stock Option Plan (hereinafter the "Plan") which will contain options for employees who qualify to purchase in the aggregate up to a total of twenty five percent of all shares of the Company on a fully dilutive basis and hereby grants the Executive the option to purchase from said Plan for ten years from the date of vesting as long as Executive is an Employee of the Company on the date of vesting and on the date of exercise plus an additional three months thereafter 1,500,000 of the Company's Common Stock (the "Options") in accordance with the terms of the Employee Stock Option Agreement. The Option shall contain a cashless exercise provision and shall vest during the Term in accordance with the following:

          (i) 500,000 shares at an exercise price of $1.00 per share to vest effective (a) with the decision by the Board that the Executive met his performance objectives and/or milestone achievements as outlined in the Executive Incentive Plan; or (b) no later than June 30th, 2004;

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          (ii) 500,000  shares at an  exercise  price of $1.25 per share to vest effective (a) with the decision by the Board that the Executive met his performance objectives and/or milestone achievements as outlined in the Executive Incentive Plan; or, [b] no later than June 30th, 2005;

          (iii)500,000 shares at an exercise price of $1.50 per share to vest effective (a) with the decision by the Board that the Executive met his performance objectives and/or milestone achievements as outlined in the Executive Incentive Plan; or [b] no later than June 30th, 2006;

4. Benefits.

     (a) General Fringe Benefits. Executive shall be eligible to participate in the life, hospitalization, health, accident and disability insurance plans, health programs, pension plans, and other benefit and compensation plans that are to be developed by Executive, external consultants or members of the Company, for the exclusive use by Company Officers and employees, during the first three [3] years of the Term. In the absence of these fringe benefits generally being available on the first day of the commencement of the Term, Executive shall, solely at Company expense, obtain 1] comprehensive medical and dental insurance for himself and eligible immediate family members, 2] a Long Term Disability Plan for himself that offers up to 75% of annual salary protection, and 3] an Accidental death and dismemberment Policy for himself with a coverage value of not less than twice the effective Base Salary, and 4],life insurance coverage (the beneficiary to be designated by Executive) in an amount not less than twice the then effective Base Salary.

     (b) Reimbursements. Company shall pay or reimburse Executive for all reasonable expenses incurred by Executive during the Term in the performance of Executive's duties to Company upon presentation by Executive of expense statements or vouchers and shall provide Executive with a credit card for reasonable business expenses, in accordance with Company practices.

     (c) Automobile allowance and automobile insurance. The Company shall pay or reimburse the Executive to lease an automobile with a three-year lease term. The Company will also pay or reimburse the Executive for comprehensive and liability insurance, maintenance and cost of fuel. The Executive may select any automobile of his choice as long as the annualized cost of the 36-month lease does not exceed $7,000 or $25,200 for the life of the lease.

     (d) Vacation/Holidays. Executive shall be entitled to four weeks paid vacation each year during the Term.

     (e) Relocation Expense. Not applicable at this time. In the event the Company requests the Executive to relocate at a future date, the Executive will be covered by the specific relocation policies in effect at that time.

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     (f)  Equipment;  Cellular Telephone.  Company shall reimburse Executive for the cost to purchase or lease a cellular phone, a fax machine for his home use, a computer and monitor for his home use, and a PDA [value of PDA not to exceed $400] and all monthly bills associated with these items.

     (g) Immigration. Company shall assist with all matters necessary and pay or reimburse Executive for any and all reasonable expenses, including reasonable attorneys fees, relating to Executive's application for immigration status with the United States Immigration and Naturalization Service.

5. Termination of Employment.

     (a) Death. Executive's employment shall terminate upon his death, and in such event, the estate or other legal representative of Executive shall be entitled to receive all Base Salary compensation due to the end of the month that the termination was effective, any Executive Incentive Plan award earned but not paid out to Executive, and any Stock Options which have been granted to the Executive (the vesting date of which shall accelerate as of the date of death) but not exercised and all other benefits that are accrued and unpaid as of the date of death. The legal representative of the Executive will have thirty [30] days to exercise any stock options vested on the termination date.

     (b) Termination by Company. Executive's employment may be terminated at the option of Company by notice to Executive (i) as a result of Executive's disability as provided in section 5(b)(i) hereof, or (ii) for "cause" as defined and provided in section 5(b)(ii) hereof.

          (i) Disability. As used in this Agreement, the term "Disability" shall mean a physical or mental disability or incapacity, whether total or partial, of Executive that, in the good faith
               determination   of  Company's  Board  or  based  upon  reasonably
               competent medical advice, has prevented him from performing substantially all of his duties under this Agreement for a period of 180 days during any twelve month period. If Company shall terminate Executive's employment pursuant to this section 5(b)(i), Executive shall be entitled to continue to receive twenty five percent [25%] of his then current Base Salary (it being understood by the parties that the Company's disability insurance benefit provides for payment of seventy five [75%] of the Executive's Base Salary for the remainder of his life) for a period of one (1) year from the date of termination (but not exceeding the balance of the Term), as well as (A) all Executive Incentive Plan Awards either earned or the Executive would have earned through the end of the calendar year or six months after the effective termination date, whichever date benefits the Executive, or [B]and benefits that are accrued and unpaid as of the date of disability; and (C) any Stock Options which have been granted to Executive, the vesting date of which shall accelerate as of the date of termination.

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          (ii) Discharge  for  "Cause".  If  Executive  (A)  neglects his duties hereunder in a material manner and such neglect shall not be discontinued within five (5) business days after written notice to Executive thereof; (B) is convicted of a felony or other crime involving fraud, moral turpitude or material loss to Company; (C) materially breaches his affirmative or negative covenants or undertakings hereunder and such breach shall not be remedied within five (5) business days after written notice to Executive thereof; or (D) in bad faith, commits any act or omits to take any action, to the material detriment of Company; then Company may at any time by notice terminate Executive's employment hereunder for "cause"; and Executive shall have no right to receive any compensation or benefit from Company hereunder on and after the effective date of such notice, except for Base Salary compensation which shall be payable to the Executive to end of the month of the termination date, any Executive Incentive Plan award that has been earned to date but not paid out, and other
               benefits   that  are  accrued  and  unpaid  as  of  the  date  of
               termination and any Stock Options which have vested as of the date of termination, [the Executive will have thirty days [30] to exercise any stock options that were vested on the date of termination].

     (c) Termination by Executive for "Good Reason or termination by Company without Cause". In the event of: (i) a reduction in the nature or scope of Executive's titles, authorities, powers, duties, or responsibilities hereunder; (ii) a sale of all or substantially all of the ownership interests or assets of Company, (iii) a merger or consolidation of Company with any other corporation or entity in which the shareholders of Company own less than 51% of the stock of the controlling or surviving entity following such merger or consolidation; (iv) a "change-in-control" of Company, defined as any person or entity becoming a "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended from time to time) directly or indirectly of securities of Company representing 50% or more of the combined voting power of Company's then outstanding securities; or (vii) Company's materially breaching its affirmative or negative covenants or undertakings hereunder and such breach shall not be remedied within fifteen (15) days after notice to Company thereof (which notice shall be signed by Executive and refer to a specific breach of this Agreement); then Executive may at any time by notice terminate Executive's employment hereunder for "good reason". In the event of such termination or in the event Company shall terminate the Executive's employment without cause, the Company shall pay to Executive (A) his Base Salary through the remaining duration of his three year Term, but no less than two years annual salary from the date of termination, (B) Any and all Executive Incentive Plan awards either earned or the Executive would have earned over the next two year period following the date of termination and benefits that are accrued and unpaid as of the date of termination; (C) the additional amounts described in Section 5(e] hereof; and (D) any Stock Options which have been granted to the Executive, the vesting date of which shall accelerate as of the date of termination. The executive will have thirty [30] days from the date of termination to exercise his stock options.

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     (d)  Expiration of Term. Upon the expiration of the Term, and provided that
          (i) neither Executive nor Company shall have terminated Executive's employment hereunder prior thereto, (ii) Executive shall have observed and performed all of his material duties and obligations hereunder, and shall not have been in default of any of his agreements, covenants or representations hereunder, in both instances throughout the Term, and (iii) Executive's employment with Company shall not thereafter be continued, then Company shall pay to Executive the amounts described in Section 5(e)(i) and (ii) hereof.

     (e)  Termination Benefits.

          (i) Upon the expiration of the Term, the rights and benefits of Executive under Company's employee benefit plans and programs shall be determined in accordance with the provisions of such plans and programs.


          (ii) Upon the termination of Executive's employment during the Term by Company other than for Executive's death, "cause" or "disability", or upon the termination of Executive's employment by Executive with "good reason", Company shall pay to Executive, in addition to any and all amounts which may otherwise be due to Executive hereunder, either, at the option of the Executive, (A) an amount equal to two [2] times Executive's then annual Base Salary, or (B) such number of shares of Common Stock of the Company equal to the quotient of (x) one and two [2] times Executive's then annual Base Salary divided by (y) the average closing price of the Company's Common Stock for the three (3) consecutive trading days immediately preceding such termination date; provided, in the event the aggregate amount of current assets of the Company and its subsidiaries as of the date of termination is less than $1,000,000, Company shall pay to Executive, in addition to any and all amounts which may otherwise be due to Executive hereunder, either, at the option of the Company, (A) an amount equal to two [2] times Executive's then annual Base Salary, or (B) (a) an amount equal to one [1] times Executive's then annual Base Salary and (b) such number of shares of Common Stock of the Company equal to the quotient of (x) one [1]) times Executive's then annual Base Salary divided by (y) the average closing price of the Company's Common Stock for the three
               (3) consecutive trading days immediately preceding such termination date. Any cash payments to Executive under this
               Section 5(e)(iii) shall be made within ninety (90) days of the termination date. Shares issued to Executive pursuant to this
               Section 5(e)(iii) shall be delivered within thirty [30] days of the termination date. No fractional shares of Common Stock shall be issued under this Section 5(e)(iii); instead the Company shall round such fraction of a share of Common Stock up or down to the nearest whole number.

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6. Prohibited Activities.

     (a) Non-Compete Period. For the purposes of this Agreement, the term "Non-Compete Period" shall mean the then current three year Term, and if Executive's employment is terminated by Company for "cause", by Executive without "good reason", or so long as Company pays Executive the termination benefit specified in paragraph 5(e)(ii) above, an additional period of six (6) months from and after the date of termination.

     (b) Non-competition. During the Non-Compete Period, Executive shall not directly or indirectly compete with, be engaged in the business of, be employed by, act as a consultant to, or be a director, officer, employee, owner or partner of, any person or entity which is engaged in the primary business of the Company at such time and in the territories served by the Company in such business during the Non-Compete Period.

     (c) Solicitation of Employees. During the Non-Compete Period, Executive shall not directly or indirectly employ, or solicit to leave Company's employ, or solicit to join the employ of another person or entity (including any such person or entity owned or controlled, directly or indirectly, by Executive) any employee of Company or any person who has been such an employee during the twelve months preceding Executive's date of termination.

     (d) Confidential Information. During and at all times subsequent to the Term, Executive shall keep secret and shall not exploit or disclose or make accessible to any person or entity, except in furtherance of the business of Company, and except as may be required by law or legal process, any confidential business information of any type that was acquired or developed by either Company or any of its subsidiaries or affiliates, or Executive, prior to or during the Term. In addition, the term "confidential business information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Executive; or (ii) was available to Executive prior to any employment by Company as a result of his general business experience.

     (e) Divisibility. The provisions contained in this Section 6 as to the time period and scope of activities restricted shall be deemed divisible, so that if any provision contained in this section is determined to be invalid or unenforceable, that provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

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     (f)  Relief. Executive acknowledges that the provisions of this section are reasonable and necessary for the protection of Company and that Company will be irreparably damaged if such covenants are not specifically enforced. Accordingly, it is agreed that Company will be entitled to injunctive relief for the purpose of restraining Executive from violating such covenants (and no bond or other security shall be required in connection therewith), in addition to any other relief to which Company may be entitled.

7. Work for Hire.

          Any and all formulations, devices, materials, technology or other inventions (collectively "Inventions") made, developed or created by Executive (whether at the request or suggestion of Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the then current or earlier Term, will be promptly and fully disclosed by Executive to Company and shall be Company's exclusive property. Executive will promptly deliver to Company all papers, drawings, models, data and other material relating to any Invention made, developed or created by him as aforesaid. Executive acknowledges that any Inventions developed, made, or created by Executive during the Term shall be deemed "Works for Hire" and that Company shall have the exclusive right to copyright, patent or otherwise protect such Inventions.

          Executive agrees to assign to Company its successors, legal representatives and assigns all rights, including patent rights, in and to any such Inventions and further agrees to cooperate with Company if Company pursues patent protection for such Inventions. Specifically, and without limitation, Executive agrees to communicate to Company any facts known to Executive respecting said Invention, to sign all lawful papers, to execute all divisional, continuing and reissue applications, to make all declarations and to generally do everything possible to assist Company to obtain and to enforce patent rights for said Invention in the United States and abroad.

9. Indemnification.

     (a) Company agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of Company as a director, officer, member, employee or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other enterprises, including services with respect to employee benefit plans, the Executive shall be indemnified and held harmless by Company

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          to the fullest  extent  legally  permitted or  authorized by Company's certificate of incorporation or bylaws or resolutions of the Company's Board or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgements, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and not otherwise received by him from another sources, such as insurance, and such indemnification shall continue as to Executive even if he has ceased to be a director, member, employee or agent of Company or other entity and shall inure to the benefit of Executive's heirs and legal representatives. Company shall advance to Executive all costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses; provided that the amount of such obligations to repay shall be limited to the after-tax amount of any such advance except to the extent Executive is able to offset such taxes incurred on the advance by the tax benefit, if any, attributable to a deduction for the repayment.

     (b) Neither the failure of Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by Executive under Section 9(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by Company (including its Board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

     (c) Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive with terms and conditions no less favorable than the most favorable coverage then applying to any other present or former director or officer of Company, both during the Term and for six years thereafter.

10. Miscellaneous.

     (a) Survival. The covenants and agreements set forth in this Agreement shall survive Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

     (b) Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

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

     (c) Assignment. This Agreement shall not be assignable by Executive without the prior written consent of Company; provided, however, Executive may assign the registration rights under Section 8 to any transferee of any Options or Registrable Securities, and shall inure to the benefit of and be binding upon Executive and his legal representatives.

     (d) Territory. Executive shall not be required to relocate from his current geographic area in Boca Raton, Florida; provided, however, that Executive may be required to travel for business purposes from time to time, subject to Executive's reasonable approval.

     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Florida, applicable to agreements made and to be performed in that State, without reference to its principles of conflicts of law.

     (f) Notices. All notices, requests, demands and other communications (collectively, "Notices") that are required or may be given under this Agreement, shall be in writing, signed by the party or the attorney for that party. All Notices shall, except as otherwise specifically provided herein to the contrary, be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telecopier or similar device, immediately upon sending, provided notice is sent on a business day during the hours of 9:00 a.m. and 6:00 p.m. E.S.T., but if not, then immediately upon the beginning of the first business day after being sent; if by Federal Express, Express Mail or any other overnight delivery service, one day after being placed in the exclusive custody and control of said courier; and if mailed by certified mail, return receipt requested, five (5) business days after mailing. All notices are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this section):

                          If to Company at:
                          7601 North Federal Highway, Suite 140B
                            Boca Raton, Florida 33487

                          If to Executive at:
                          6483 NW31st Terrace
                            Boca Raton, Florida 33496

     (g) Enforceability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

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

     (h) Waiver. The failure of a party to this Agreement to insist on any occasion upon strict adherence to any term of this Agreement shall not be considered to be a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     (i)  Conditions.

          (i) This Agreement is conditional on the Company and the Executive mutually and formally agreeing to the contents of the Company Operating Plan submission as well as the terms and conditions as specified in the final Rights Agreement between the Company and Satellite Newspapers Worldwide, NV.

          (ii) This Agreement is further conditioned on the understanding that the Executive will not be responsible for raising the $10M corporate funding required to initiate the Satellite business plan, but rather that a consortium of Investor Relations firms has been and will be contracted and be responsible to acquire the necessary funding in line with applicable U.S. Securities Laws. It is agreed that the Executive will support the fund raising process by making company business presentations on an as per required basis and in conjunction with the Investor Relations firms and the Satellite Board of Directors.

     (j) Complete Agreement. This Agreement supersedes any prior or contemporaneous agreements between the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter, and cannot be changed or terminated orally.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.


Satellite Enterprises Corp.

/s/Steve Mannen
-----------------------------------
Steve Mannen, Chairman of the Board


Executive

Fred DeVries
-----------------------------------
Fred DeVries


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